UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): December 20, 2007

UTEK CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-15941	59-3603677
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2109 Palm Avenue

Tampa, FL 33605

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities

On December 20, 2007, UTEK Corporation (the “Company”) entered into a Stock Purchase Agreement with Partnering Intelligence Limited and Bridgehead International Limited, pursuant to which the Company agreed to issue 153,967 shares of unregistered common stock, valued at $2,150,000, to Partnering Intelligence in consideration for all of the shares of Pharmalicensing Limited owned by Partnering Intelligence, which represent 100% of the issued and outstanding shares of Pharmalicensing.

Pharmalicensing, based in York, England, is a company organized under the laws of England and Wales, and is engaged in is an open innovation service for partnering, licensing and business development within the life science and biopharmaceutical industry.

The transaction is expected to close on January 3, 2008. Closing is subject to a number of customary conditions.

The Company will acquire the shares of Pharmalicensing through its subsidiary, UTEK Europe, Ltd. Transfer of the 153,967 shares of UTEK common stock will be restricted for twelve months following the completion of the transaction. The issuance of the UTEK stock was exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated December 20, 2007, among Partnering Intelligence Limited, Bridgehead International Limited, UTEK Corporation and UTEK Europe Ltd.

99.1	Press release dated December 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTEK CORPORATION

Date: December 21, 2007	By:	/s/ Carole R. Wright
	Name:	Carole R. Wright
	Title:	Chief Financial Officer